Exhibit 10.11

Loan Agreement

This Loan Agreement (this “Agreement”) is made and entered into by and between the Parties below as of                     :

Party A:	(“Lender”), a Cayman Islands company limited by shares with its registered address at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands; and

Party B:	(“Borrower”), a citizen of with Identification No.: .

Each of Lender and Borrower shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas:

1.	Borrower owns % of the equity interest in (the “Borrower Company”). All of the equity interest hereafter acquired by Borrower in the Borrower Company shall be referred to as the “Borrower Equity Interest.”

2.	Lender agrees to provide certain loans to Borrower in such amount as may be requested by Borrower from time to time with the prior consent of Lender to be used for the purposes set forth under this Agreement.

3.	The Parties wish to enter into this Agreement to confirm, approve and ratify the transactions between the Parties with respect to the subject matter hereof since the Effective Date (as defined below).

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	Loan

1.1	In accordance with the terms and conditions of this Agreement, Lender and Borrower hereby acknowledge that, as of the date hereof, Borrower has received loans in the aggregate amount of US$ (equivalent to [local currency]) from Lender, and Lender may lend and Borrower may receive, from time to time, such additional amount as Borrower may request with the prior consent of Lender in a form substantially as set forth in Exhibit A hereto (the “Loans”). The Loans shall be repayable at the sole discretion of Lender. Borrower shall immediately repay the full amount of the Loans in the event any one or more of the following circumstances occur:

1.1.1	30 days have elapsed after Borrower receives a written notice from Lender requesting repayment of the Loans;

1.1.2	Borrower’s death, lack or limitation of civil capacity;

1.1.3	Borrower ceases (for any reason) to be an employee of Lender, the Borrower Company or any of their affiliates;

Strictly Confidential

1.1.4	Borrower engages in criminal act or is involved in criminal activities;

1.1.5	The applicable laws and regulations of permit foreign investors to invest in the principle business that is currently conducted by the Borrower Company with a controlling stake and/or in the form of wholly-foreign-owned companies, the relevant competent authorities in such jurisdiction begin to approve such investments, and Lender exercises the exclusive option under the exclusive option agreement by and among Lender, Borrower and the Borrower Company dated as of (the “Exclusive Option Agreement”).

1.2	The Loans provided by Lender under this Agreement shall inure to Borrower’s benefit only and not to Borrower’s successors or assigns.

1.3	Borrower agrees to accept the aforementioned Loans provided by Lender, and hereby agrees and warrants to use the Loans to contribute to the Borrower Equity Interest in the Borrower Company. Without Lender’s prior written consent, Borrower shall not use the Loans for any purpose other than as set forth herein.

1.4	Lender and Borrower hereby agree and acknowledge that the Loans may only be repaid by transferring the entire Borrower Equity Interest to Lender or Lender’s designee upon exercise of Lender’s right to acquire the Borrower Equity Interest pursuant to the Exclusive Option Agreement. All of the proceeds received by Borrower from the transfer of the Borrower Equity Interest to Lender shall be used to repay the Loans in accordance with this Agreement and in the manner designated by Lender to the extent permitted by applicable laws.

1.5	Lender and Borrower hereby agree and acknowledge that to the extent permitted by applicable laws, Lender shall have the right but not the obligation to purchase or designate another party to purchase the Borrower Equity Interest in part or in whole at any time, at the price stipulated in the Exclusive Option Agreement.

1.6	Borrower also undertakes to execute an irrevocable power of attorney (the “Power of Attorney”) to authorize Lender or Lender’s designee to exercise all of Borrower’s rights as a shareholder of the Borrower Company.

1.7	When Borrower repays the Loans by transferring the Borrower Equity Interest to Lender or Lender’s designee, in the event that the transfer price of such equity interest equals or is lower than the principal amount of the Loans, the Loans shall be deemed to be interest-free and Lender agrees to exempt the Borrower from the payment for the difference; in the event that the transfer price of such equity interest exceeds the principal amount of the Loans, the excess over the principal amount shall be deemed to be interest on the Loans payable by Borrower to Lender.

Strictly Confidential

2.	Representations and Warranties

2.1	Lender hereby represents and warrants as follows:

2.1.1	Lender is a company legally established and validly existing under the laws of the Cayman Islands;

2.1.2	Lender has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement. Lender’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation; and

2.1.3	this Agreement constitutes Lender’s legal, valid and binding obligations enforceable in accordance with its terms.

2.2	Borrower hereby represents and warrants as follows:

2.2.1	Borrower has the legal capacity to execute and perform this Agreement and has obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if required) for the execution, delivery and performance of this Agreement;

2.2.2	this Agreement constitutes Borrower’s legal, valid and binding obligations enforceable in accordance with its terms; and

2.2.3	there is no dispute, litigation, arbitration, administrative proceeding or any other legal proceeding (actual or threatened) against Borrower.

3.	Borrower’s Covenants

3.1	For so long as Borrower remains as a shareholder of the Borrower Company, Borrower irrevocably covenants that during the term of this Agreement, Borrower shall cause the Borrower Company to:

3.1.1	comply with the provisions of the Exclusive Option Agreement and the exclusive business cooperation agreement by and between , a wholly owned subsidiary of Lender, and the Borrower Company dated as of , (the “Exclusive Business Cooperation Agreement”) and the equity interest pledge agreement by and among Lender, Borrower and the Borrower Company dated as of , (the “Equity Interest Pledge Agreement”), and to refrain from any action/omission that may affect the effectiveness and enforceability of the Exclusive Option Agreement or the Exclusive Business Cooperation Agreement;

3.1.2	at the request of Lender (or Lender’s designee), execute contracts/agreements with respect to business cooperation with Lender (or Lender’s designee), and comply with such contracts/agreements;

Strictly Confidential

3.1.3	provide Lender with information with respect to the Borrower Company’s business operations and financial conditions at Lender’s request;

3.1.4	immediately notify Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Borrower Company’s assets, business and income;

3.1.5	at the request of Lender, appoint any person designated by Lender as director of the Borrower Company;

3.2	Borrower irrevocably covenants that during the term of this Agreement, Borrower shall:

3.2.1	endeavor to keep the Borrower Company engaging in its principle businesses;

3.2.2	comply with the terms and provisions of this Agreement, the Power of Attorney, the Equity Interest Pledge Agreement and the Exclusive Option Agreement, and refrain from any action/omission that may affect the effectiveness and enforceability of this Agreement, the Power of Attorney, the Equity Interest Pledge Agreement and the Exclusive Option Agreement;

3.2.3	not sell, transfer, mortgage or otherwise dispose any legal or beneficial interest in the Borrower Equity Interest to any person, or allow the creation or existence of any encumbrance on the Borrower Equity Interest, except in accordance with the Equity Interest Pledge Agreement;

3.2.4	cause any shareholders’ meeting and/or the board of directors of the Borrower Company to not approve the sale, transfer, mortgage or disposition of any legal or beneficial interest in the Borrower Equity Interest to any person;

3.2.5	cause any shareholders’ meeting and/or the board of directors of the Borrower Company to not approve the merger or consolidation of the Borrower Company with any person, or its acquisition of or investment in any person, without the prior written consent of Lender;

3.2.6	immediately notify Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Borrower Equity Interest;

3.2.7	to the extent necessary to maintain his ownership of the Borrower Equity Interest, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defense against all claims;

Strictly Confidential

3.2.8	without the prior written consent of Lender, refrain from any action or omission that may have a material impact on the assets, business or liabilities of the Borrower Company;

3.2.9	at the request of Lender, appoint any person designated by Lender as director of the Borrower Company;

3.2.10	to the extent permitted by the applicable laws and regulations, at the request of Lender at any time, promptly and unconditionally transfer all of the Borrower Equity Interest to Lender or Lender’s designee at any time, and cause the other shareholders of the Borrower Company to waive their right of first refusal with respect to the share transfer described in this Section;

3.2.11	to the extent permitted by the applicable laws and regulations, at the request of Lender at any time, cause the other shareholders of the Borrower Company to promptly and unconditionally transfer all of their equity interests to Lender or Lender’s designated representative(s) at any time, and Borrower hereby waives his right of first refusal (if any) with respect to the share transfer described in this Section;

3.2.12	in the event that Lender purchases the Borrower Equity Interest from Borrower in accordance with the Exclusive Option Agreement, use such purchase price obtained thereby to repay the Loans to Lender; and

3.2.13	without the prior written consent of Lender, not to cause the Borrower Company to supplement, change, or amend its articles of association in any manner, increase or decreases its share capital or change its share capital structure in any manner.

4.	Liability of Default

4.1	If Borrower conducts any material breach of this Agreement, Lender shall have right to terminate this Agreement and require Borrower to compensate all damages; this Section 4.1 shall not prejudice any other rights Lender may have against Borrower as provided herein.

4.2	Borrower shall not terminate this Agreement in any event unless otherwise required by applicable laws.

4.3	In the event that Borrower fails to perform the repayment obligations set forth in this Agreement, Borrower shall pay overdue interest of 0.01% per day for the outstanding payment, until the day Borrower repays the full principal of the Loans, overdue interests and other payable amounts.

5.	Notices

5.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. Each notice shall also be sent by email again. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

Strictly Confidential

5.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery.

5.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

5.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:

Address:

Attn:

Facsimile:

E-mail:

Party B:

Address:

Attn:

Facsimile:

E-mail:

5.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

6.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is required to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transactions contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

Strictly Confidential

7.	Governing Law and Resolution of Disputes

7.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement shall be governed by the laws of .

7.2	In the event of any dispute with respect to the construction and performance of this Agreement, including any questions regarding its existence, validity or termination, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Singapore International Arbitration Centre in the Republic of Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. The arbitration award shall be final and binding on both Parties.

7.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.	Miscellaneous

8.1	This Agreement shall be effective from (the “Effective Date”), and shall expire on the date of full performance by the Parties of their respective obligations under this Agreement.

8.2	This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any agreements, understandings or representations by or between the Parties before the date of this Agreement that are effective and substantively similar to this Agreement.

8.3	This Agreement is written in English in two copies, each Party having one copy.

8.4	This Agreement is irrevocable to Borrower and can only be unilaterally revoked or terminated by Lender. Any amendments and supplements to this Agreement shall be in writing and executed by Lender. Any amendment or supplement to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

8.5	In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any applicable laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

Strictly Confidential

8.6	The attachments (if any) to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

8.7	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof. The provisions of Sections 4, 6, 7 and this Section 8.7 shall survive the termination of this Agreement.

The remainder of this page is intentionally left blank.

Strictly Confidential

IN WITNESS WHEREOF, the Parties have executed or have caused their respective duly authorized representatives to execute this Agreement as of the date first above written, and agree to comply with it.

[Name of the Lender]

By:
Name:
Title:

[Signature page to the Loan Agreement]

[Name of the Borrower]

By:

[Signature page to the Loan Agreement]

Exhibit A

Advance Request

Pursuant to the Loan Agreement between                      and                      dated                      (the “Loan Agreement”).

Terms of Loan:

•	Date of Loan:

•	Principal Amount: United States Dollars (equivalent to [local currency])

•	Currency:

•	Purpose of Utilization of Loan:

Purchase of                      shares/contribute to capital increase in

•	Payment Terms:

Refer to the Loan Agreement.

Acknowledgement of Borrower:

I hereby confirm the duly receipt of Loans in the amount on the date and for the purposes as specified above in accordance with the Loan Agreement.

Borrower

[Name of the Borrower]

Strictly Confidential